Exhibit 23.3











INDEPENDENT AUDITORS' CONSENT

       We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-3 of our report dated July 10, 1998 (September 24, 1998 as to Note 2), appearing in Current Report on Form 8-K of ConAgra, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




       /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Omaha, Nebraska
September 24, 1998

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